Exhibit 10.22

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of February 19, 2016 (the “Amendment Date”), by and between Senomyx, Inc., a Delaware corporation (the “Company”), and Catherine C. Lee (the “Employee”).

Recitals:

A.     The Employee and the Company entered into that certain Employment Agreement effective as of May 28, 2014 (the “Employment Agreement”). Terms used herein and not otherwise defined herein have the same meaning given in the Original Agreement.

B.     The Company and Employee wish to amend the Original Agreement as set forth below.

Agreement:

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows effective as of the Amendment Date:

1.     Section 3.2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“Bonus. In addition to your base salary, you will be eligible to receive an annual discretionary bonus as determined by the Board. The target bonus payout will be equal to forty percent (40%) of your then current base salary based upon your performance against specific milestones to be defined by the Company.”

2.     Choice of Law. This Amendment is made and entered into in San Diego, California, and it shall be construed and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.     Effect of Amendment. The Company and Employee hereby agree that all other terms and conditions of the Employment Agreement shall remain in full force and effect except as modified by this Amendment.

4.     Counterparts. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

1.

In Witness Whereof, the Parties have executed this Amendment as of the date first above written.

“Company”		Senomyx, Inc.
a Delaware corporation

	By:	/s/ John Poyhonen
John Poyhonen, President and CEO

“Employee”		/s/ Catherine C. Lee
Catherine C. Lee

[First Amendment to Employment Agreement]